EXHIBIT 23.1

                 Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 18, 2000 (except for the matters discussed in Notes 15 and 20 as to which the date is June 23, 2000) included in Sun International Hotels Limited's Form 20-F for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP


Roseland, New Jersey,
December 4, 2000